             As filed with the Securities and Exchange Commission
                              on August 13, 1999
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       BOSTON COMMUNICATIONS GROUP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Massachusetts                                     04-3026859
    --------------------------                        -----------------------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)


                 100 Sylvan Road, Woburn, Massachusetts 01801
               ------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                          NON-QUALIFIED STOCK OPTIONS
                     PURSUANT TO WRITTEN OPTION AGREEMENTS
                     -------------------------------------
                           (Full title of the Plan)

                                 E. Y. Snowden
                     President and Chief Executive Officer
                       Boston Communications Group, Inc.
                                100 Sylvan Road
                          Boston, Massachusetts 02109
                ----------------------------------------------
                    (Name and address of agent for service)

                                (617) 692-7000
              --------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum        Proposed Maximum
 Title of Securities to be     Amount to be      Offering Price Per      Aggregate Offering         Amount of
 Registered                     Registered              Share                   Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
 par value per share           110,000 shares(1)       $7.83(2)              $861,300(2)              $240
-----------------------------------------------------------------------------------------------------------------

  (1) The number of shares being registered represents the aggregate number of shares of Common Stock underlying non-qualified options to be granted to Jerrold D. Adams, an employee of the Registrant pursuant to written option agreements as an inducement to such employee becoming employed by the Registrant.

  (2) Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on August 10, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                              Page 1 of 11 pages.
                        Exhibit Index begins on page 8.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to the recipient of the Non-qualified Stock Options represented by written option agreements to purchase shares of Common Stock, $.01 par value per share (the "Common Stock"), of Boston Communications Group, Inc., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Certain Documents by Reference
           -----------------------------------------------

     The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

        (1)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

        (3) The description of the Common Stock of the Registrant contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

  Item 4.  Description of Securities
           -------------------------

     Not applicable.

  Item 5.  Interests of Named Experts and Counsel
           --------------------------------------

     Not applicable.

  Item 6.  Indemnification of Directors and Officers.
           ------------------------------------------

  Article 6 of the Company's Restated Articles of Organization (the "Restated Articles") provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's Restated Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company.
Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

  The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

  Item 7.  Exemption from Registration Claimed
           -----------------------------------

  Not applicable.

  Item 8.  Exhibits
           --------

  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

  Item 9.  Undertakings
           ------------

  1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the
     --------  -------
     Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on this 13th day of August, 1999.

                                BOSTON COMMUNICATIONS GROUP, INC.


                                By:  /s/ E. Y. Snowden
                                   --------------------------------------
                                     E. Y. Snowden
                                     President and Chief
                                     Executive Officer


                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Boston Communications Group, Inc. hereby severally constitute and appoint E. Y. Snowden, Fritz von Mering, Alan J. Bouffard, and Thomas L. Barrette, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


SIGNATURE                         TITLE                     DATE

/s/ E. Y. Snowden       President, Chief            )
----------------------  Executive                   ) August 13, 1999
E. Y. SNOWDEN           Officer and Director        )
                        (Principal Executive        )
                        Officer)


/s/ Fritz von Mering    Vice President, Executive   )
----------------------  Officer and Director        ) August 13, 1999
FRITZ VON MERING                                    )


/s/ Karen A. Walker     Vice President, Financial   )
----------------------  Administration (Principal   ) August 13, 1999
KAREN A. WALKER         Financial and Accounting    )
                        Officer and Duly            )
                        Authorized Officer)         )

                                                    )
/s/ Paul J. Tobin       Chairman of the Board of    ) August 13, 1999
----------------------  Directors                   )
PAUL J. TOBIN                                       )

                                                    )
/s/ Brian E. Boyle      Vice Chairman of the        ) August 13, 1999
----------------------  Board of Directors          )
BRIAN E. BOYLE                                      )

                                                    )
/s/ Jerrold D. Adams     Director                   ) August 13, 1999
----------------------                              )
JERROLD D. ADAMS                                    )


                                                    )
/s/ Craig L. Burr       Director                    ) August 13, 1999
----------------------                              )
CRAIG L. BURR                                       )


                                                    )
/s/ Paul R. Gudonis     Director                    ) August 13, 1999
----------------------                              )
PAUL R. GUDONIS                                     )


                                                    )
/s/ Gerald Segal        Director                    ) August 13, 1999
----------------------                              )
GERALD SEGAL                                        )


                                                    )
/s/ Mark J. Kington     Director                    ) August 13, 1999
----------------------                              )
MARK J. KINGTON                                     )

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number        Description
-------       -----------

   4.1        Restated Articles of Organization, as amended (1)

   4.2        Amended and Restated By-Laws (2)

   4.3 Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant (2)

   5.1        Opinion of Hale and Dorr LLP

  23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)

  23.2        Consent of Ernst & Young LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)

----------------
(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (File No. 333-11139).

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-4128).